As filed with the Securities and Exchange Commission on August 20, 2002

Registration No. 333-42249

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	77-0059951
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

170 West Tasman Drive,
San Jose, California 95134-1706

(Address of principal executive offices) (Zip Code)

CISCO SYSTEMS, INC. 1997 SUPPLEMENTAL STOCK INCENTIVE PLAN

(Full title of the Plans)

John T. Chambers
President, Chief Executive Officer and Director
Cisco Systems, Inc.
300 East Tasman Drive
San Jose, California 95134-1706

(Name and address of agent for service)

(408) 526-4000

(Telephone Number, including area code, of agent for service)

This Post-Effective Amendment No. 3 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DE-REGISTRATION

On December 15, 1997, Cisco Systems, Inc. (the “Registrant”) registered 45,000,000 shares (5,000,000 shares prior to adjustment for the following forward splits of the Common Stock: (i) the 3-for-2 split effected on December 16, 1997, (ii) the 3-for-2 split effected on September 15, 1998, (iii) the 2-for-1 split effected on June 21, 1999, and (iv) the 2-for-1 split effected on March 22, 2000) of its Common Stock reserved for issuance under its 1997 Supplemental Stock Incentive Plan (the “Plan”) on a Form S-8 Registration Statement, Registration No. 333-42249 filed with the Securities and Exchange Commission (the “Commission”).

The Registrant has determined that not all of the registered shares will in fact be issued under the Plan and is hereby de-registering 36,000,000 of the previously-registered shares, with such de-registration to be effective immediately upon the filing of this Post-Effective Amendment No. 3.

SIGNATURES

SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on this 20th day of August, 2002.

Cisco Systems, Inc.

By:	* /s/ John T. Chambers John T. Chambers President, Chief Executive Officer and Director

                    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

* /s/ John T. Chambers John T. Chambers	President, Chief Executive Officer and Director (Principal Executive Officer)	August 20, 2002

* /s/ Larry R. Carter Larry R. Carter	Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	August 20, 2002

* /s/ John P. Morgridge John P. Morgridge	Chairman of the Board and Director	August 20, 2002

* /s/ Donald T. Valentine Donald T. Valentine	Vice Chairman of the Board and Director	August 20, 2002

* /s/ Carol A. Bartz Carol A. Bartz	Director	August 20, 2002

Carleton S. Fiorina	Director	August 20, 2002

Signature	Title	Date

* /s/ Dr. James F. Gibbons Dr. James F. Gibbons	Director	August 20, 2002

John L. Hennessy	Director	August 20, 2002

James C. Morgan	Director	August 20, 2002

Arun Sarin	Director	August 20, 2002

* /s/ Steven M. West Steven M. West	Director	August 20, 2002

Jerry Yang	Director	August 20, 2002

* By /s/ Larry R. Carter
Larry R. Carter Attorney-in-Fact